/Letterhead/
                                                               Exhibit 23.1




                      CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference, in the Post Effective Amendment No. 2 to Registration Statement (Form S-8) of Atlas Mining Company, of our report dated January 21, 2004, relating to the financial statements of Atlas Mining Company as of December 31, 2003, and for the year ended December 31, 2003; and the reference to our firm in the Registration Statement under the caption "Experts" or elsewhere.



/s/ Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah